UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2010

THQ INC.

(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29903 Agoura Road
Agoura Hills,
California	91301
(Address of principal executive offices)	(Zip Code)

(818) 871-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On January 21, 2010, THQ Inc. (“THQ” or the “Registrant”) entered into the First Amendment to Loan and Security Agreement (the “Amendment”) with Bank of America, N.A. (“B of A”), as agent, and the lenders party thereto from time to time.  The Amendment revises certain monthly and quarterly financial reporting obligations of THQ and provides for an increased allowance in certain Permitted Debt, as defined in the Loan and Security Agreement.  All other terms of the Loan and Security Agreement remain in full force and effect.

The above summary of the material terms of the Amendment is not a complete statement of the parties’ rights and obligations thereunder.  The above statement is qualified in its entirety by reference to the Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ Paul J. Pucino
Date: January 27, 2010		Paul J. Pucino,
Executive Vice President and Chief Financial Officer